SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K Amendment #2

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report:

November 15, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 – Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The information contained in this Current Report on Form 8K is provided in Compliance with the following sections of the Form.

Section 2	Item 2.02	Results of Operations and Financial Conditions
Section 7	Item 7.01	Regulation FD Disclosure
Section 8	Item 8.01	Other Events

Klondike Star Mineral Corporation (the “Company”) is releasing material information regarding the Company’s mineral exploration, mine planning and development activities for the period-ending August 31, 2007, pertaining to advanced-stage properties in the Klondike Region, Yukon, Canada.

This 8-K filing relates to information on Klondike geological studies and Company exploration results consistent with the Company’s Disclosure Policy (http://www.klondikestar.com/about_us/disclosure_policy.php) and SEC reporting requirements.

THE PROJECT

The Indian River Gold Project is an early development-stage placer gold property. It is located 40 km from Dawson City in the heart of the Klondike gold-producing region of the Yukon, Canada. The Company’s objective is to develop a large-scale placer mine.

The Indian River Gold Project consists of 223 mineral claims plus 3 leases totaling 21.1 km2 (8.2 mi2). The Indian River is emerging as one of the active areas of new investment and productive placer mining in the Klondike region. With the exception of a 49% interest in a small group of 29 claims acquired in the second quarter ending August 31, 2006, Klondike Star holds 100% ownership of the project.

EXPLORATION AND MINE DEVELOPMENT BUSINESS PLAN PROGRESS

Drill Program (Exploration)

The third consecutive winter drilling program commenced in late November 2006, and concluded in March 2007. Klondike Star completed 141 holes totaling 967 meters (3,173 feet), almost entirely in the main target zone. This increased the cumulative three-year total to 415 holes encompassing 3,393 meters (11,132 feet). Gold was recovered from 100% of the holes in the main target area (107 holes), an extension of the ground where gold was recovered from 100% of the holes in 2006

A major auger drilling initiative was launched after spring break-up in May 2007. This accelerated efforts to delineate mineralized areas and assess probable reserves. Drill lines were completed at 1000 foot intervals with holes 100 feet apart along the drill lines spanning the complete width of the initial target zone.

During mid-summer of 2007 the drilling program shifted to infill drilling with drill lines at 500 foot intervals to facilitate detailed mine planning and increase confidence in the assessment of whether there may be probable mineral reserves. As of August 31, 2007, a cumulative total of 602 holes totaling 4,566 meters/14,797 feet had been drilled on the property .

The target zone forms a wedge that is 300 meters (984 feet) at the beginning and broadens to a width of over 1,500 meters (4,921 feet). To date, the mineralized zone extends over a distance of more than 3 kilometers (1.9 miles) and remains open to expansion to the east and south. Gold appears to be consistently distributed within this broad area with consistent gold values across the entire width of the property. The overburden is relatively thin and bedrock is about 7.7 meters (25 feet) deep on average, which indicates a modest amount of waste stripping.

Test Mining (Bulk Sampling)

Bulk sampling and testing of conventional processing technology (for throughput and gold recovery) has proceeded in conjunction with a business planning process to determine the economic viability of the mineralized area. Test mining was supervised by an established Canadian firm active in mine engineering and processing technology.

Initial results from the first stage of test mining were announced in November 2006. The Company believes the test mining results at this one site correlate the general findings of the previous drill-holes on the site. The grade indicated by auger drilling is only an indication of true grade, and in the Company’s opinion, it must be checked and calibrated by test mining. The results further calibrate drilling results, assess mining methods and determine water management design requirements. Test mining operations use selected heavy equipment and an industry-standard 5’ trommel for gold recovery.

One test site was completed in 2006 totaling 9,648 cubic yards of material with positive results. (See table below)

As of August 2007, test mining was completed totaling 6,200 cubic yards of material at an additional representative site also with positive results. (See table below)

An assay analysis of the gold recovered from the bulk sample program has indicated fineness (purity) of 0.82.

With 60% of the property explored, calculations based on the information derived from the drilling and bulk sample programs described have resulted in a measured mineral calculation of 66,700 troy ounces of raw gold. It should be noted that a decision has yet to be formally made regarding the economics of this material.

Indian River Gold Project at a Glance (2007)

	2nd quarter-end August 31, 2007	1st quarter-end May 31, 2007	Year-end February 28, 2007	Year-end February 28, 2006	Change from year-end 2007 to Q2-end August 31, 2007
Total claims	223 and 3 leases	223 and 3 leases	214 claims and 17 leases	185 claims and 17 leases	Increase of 9 claims due to staking or 4% and decrease in one year leases as ground determined to be of limited value
Total area	Approx, 21.1 km2 (8.2 mi2)	Approx. 21.1 km2 (8.2 mi2)	37.0 km2 (14.3 mi2)	35 km2 (13.5 mi2)	Decrease of 15.9 km2 (6.1 mi2) or 42.7%
Drilling - no. of auger drill holes and total meters	187 holes totaling 1,173 meters/3,847 feet	15 holes totaling 86 meters/282 feet after spring break-up	141 holes totaling 967 meters/3,173 feet (winter season December – April)	184 holes totaling 2,426 meters/7,959 feet (winter season December - April)	Increases cumulative drilling to 602 holes totaling 4,566 meters/14,797 feet
Bulk sampling	Additional test mining site with an area of 1,624 square yards of which 6,200 cubic yards were processed recovering 32.83 ounces of raw gold	Preparation of 2 test mining sites initiated	Two sites prepared; one with which 9,648 cubic yards were processed recovering 45.08 ounces of raw gold	None	Additional test mining site completed
Ownership	100% ownership of 194 claims and 3 leases and 49% ownership of 29 claims	100% ownership of 194 claims and 3 leases and 49% ownership of 29 claims	100% ownership of 185 claims and 17 leases and 49% ownership of 29 claims	100%	Increase in 100% ownership of 9 claims; low value placer leases allowed to lapse

ECONOMIC VIABILITY OF THE INDIAN RIVER GOLD PROJECT

A comprehensive business plan based on a 10-year minimum mine-life is nearing completion. It will comply with the U.S. Securities and Exchange Commission requirements for assessment and reporting of mineral reserves. The plan providing the information necessary for a mine development decision is expected to be considered by the Board of Directors. Subject to financing, this could allow for production to commence as early as 2008. A placer mining operation could generate cash flow for the Company to assist in financing its major exploration and development initiatives.

The information, including estimates and ranges contained in this report are exploration information about targets or potential. They are provided as conceptual projections.  The Company can not and is not representing the information contained in this filing as an estimate of Mineral Reserves or mineralized material. Under U.S. securities regulations, Klondike Star is not able to use the term mineral resources and is not able to disclose inferred resources that may be reported in other international jurisdictions.

The Company believes that its progressive exploration programs will continue to increase the known, assessed and reportable gold potential of the Indian River properties.

FORWARDING LOOKING STATEMENTS

The statements in this filing that relate to the company's expectations with regard to the future impact on the company's results from new products or actions in exploration or development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

The mineral exploration information reported in this filing does not constitute an assessment of mineralized material pursuant to “Guide 7, Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations”. As a Delaware corporation regulated by U.S. securities laws and regulations, the Company is expressly prohibited from releasing mineral resource assessments required by the Canadian National Instrument 43-101, or other similar international standards and reporting guidelines.

The Company is of the opinion, currently, that there has been insufficient economic analysis to define mineralized material, and it remains uncertain if further exploration and analysis will result in Indian River properties being delineated as mineralized material or mineral reserves. To the extent that the foregoing exploration information constitutes a preliminary assessment that is preliminary in nature, there is no certainty that when full economic considerations are applied to the exploration targets that it will be possible to categorize them as mineral reserves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLONDIKE STAR MINERAL CORPORATION

November 15,2007

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Date

Hans Boge, P.Eng., President